Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Curtiss-Wright Corporation (the "Company") on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin R. Benante, as Chairman and Chief Executive Officer of the Company, and Glenn E. Tynan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin R. Benante

Martin R. Benante
Chairman and
Chief Executive Officer
August 3, 2012

/s/ Glenn E. Tynan

Glenn E. Tynan
Chief Financial Officer
August 3, 2012